UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

Structured Obligations Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32015	13-3741177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, New York 10013
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 834-6000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to the Certificates issued by the Select Notes Trust LT 2003-1.  A Removal Event occurred with respect to the trust, and a copy of the Notice of a Removal Event is attached as an exhibit hereto.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

1.	Trustee's Notice of a Removal Event

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Chadwick S. Parson
________________________________
Name: Chadwick S. Parson
Title: Managing Director and President

December 27, 2018

EXHIBIT INDEX

Exhibit		Page
1	Trustee's Notice of a Removal Event	5

Exhibit 1

US Bank
100 Wall Street
Suite 1600
New York, NY 10005

To the Holders of:

Select Notes Trust Long Term Certificates Series 2003-1
CUSIP:  81619PAA5

Please forward this notice to beneficial holders.

Notice of a Removal Event

Reference is made to the Base Trust Agreement, dated as of April 2, 2002 (the “Base Trust”), between Structured Obligations Corporation (“SOC”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Select Notes Trust Supplement LT 2003-1 thereto in respect of the Trust, dated as of March 25, 2002, (the “Series Supplement” and, together with the Base Trust, the “Trust Agreement”).  The assets of the Trust include $5,000,000 principal amount of 6.50% Notes due December 1, 2028 (the “SRAC Notes”) issued by Sears Roebuck Acceptance Corporation (the “Underlying Securities Issuer”).  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

On October 15, 2018 the Underlying Securities Issuer filed for Chapter 11 protection in U.S. Bankruptcy Court in New York.  Under the Trust Agreement, the bankruptcy filing by the Underlying Securities Issuer constitutes a Removal Event with respect to the SRAC Notes. Effective October 15, 2018, the Certificate Principal Balance has been reduced to $42,290,000,which is $808.758845 per $1,000 original face amount of Certificates.  The Trust Agreement provides that the Trustee deliver written instructions to J.P. Morgan Securities Inc. to sell the SRAC Notes on behalf of the Trust.  The proceeds of such sale will be distributed in the following order of priority: (i) to the Advancing Party, amounts advanced in respect of the SRAC Notes and (ii) the remaining amount to the Certificateholders, pro rata, in accordance with each Certificateholder’s Certificate Principal Balance.  Please note that a Removal Event also constitutes a Pass-Through Rate Adjustment Event under the Trust Agreement.  The Pass- Through Rate has been adjusted to 5.91% effective October 15, 2018.

The proceeds from the sale of the SRAC Notes, the Removal Event Distribution Date, will be distributed to Certificateholders as following on December 17, 2018:

The December 17, 2018 Interest Distribution at a Pass-Through Rate of 5.91% will be $208,278.25 or $3.983137 per $1,000 original face amount of Certificates.  The Principal Distribution will be $1,479,167.00 or $28.287761 per $1,000 original face amount of Certificates.

*Trustee is not responsible for selection or use of CUSIP numbers; they are included solely for holder convenience.

Holders with questions about this notice should direct them, in writing, to: U.S. Bank National Association, Corporate Trust Services, Bondholder Communications, 60 Livingston Avenue, St. Paul, MN 55107, U.S.A.  Holders may also contact Bondholder Communications at (800) 934-6802.

The Trustee may conclude that a specific response to particular inquiries from individual holders is not consistent with equal and full dissemination of information to all holders.  Holders should not rely on the Trustee as their sole source of information.  The Trustee makes no recommendations and gives no investment advice.

U.S. Bank Trust National Association	December 11, 2018
as Trustee

cc:    Standard & Poor’s Ratings Services
55 Water Street
New York, NY 10041

Structured Obligations Corporation
Att:  Chadwick Parson
270 Park Avenue
New York, NY 10017